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Child & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
265 East 100 South, Suite 300, Salt Lake City, UT 84111   PHONE: (801) 534-0774
                                                            FAX: (801) 359-2320



                     CONSENT OF INDEPENDENT ACCOUNTANTS

February 10, 2000

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 9, 1999 relating to the financial statements, which includes a qualification paragraph relating to the company's ability to continue as a going concern, and which appears in Venturi Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                       /s/ Child & Company, PC